EXHIBIT 4.15

Execution Version
SECOND SUPPLEMENTAL INDENTURE
This Second Supplemental Indenture (this “Supplemental Indenture”), dated as of October 31, 2024, among Stavola Contracting Company LLC, a Delaware limited liability company, Stavola Construction Materials LLC, a Delaware limited liability company, and Stavola Asphalt Company LLC, a Delaware limited liability company (each, a “Guaranteeing Subsidiary”, and together, the “Guaranteeing Subsidiaries”), Arcosa, Inc., a Delaware corporation (the “Issuer”) and Computershare Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (as amended by the First Supplemental Indenture, dated as of October 1, 2024, the “Indenture”), dated as of August 26, 2024, providing for the issuance of an unlimited aggregate principal amount of 6.875% Senior Notes due 2032 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Guarantor. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article X thereof.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.    Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF UNDER OR IN CONNECTION WITH, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
5.    Counterparts. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
7.    The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signatures on the following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

STAVOLA CONTRACTING COMPANY LLC, as a Guaranteeing Subsidiary

By: /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

STAVOLA ASPHALT COMPANY LLC, as a Guaranteeing Subsidiary

By: /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

STAVOLA CONSTRUCTION MATERIALS LLC, as a Guaranteeing Subsidiary

By: /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer

Signature Page to Second Supplemental Indenture

ARCOSA, INC., as Issuer

By: /s/ Kevin Weber
Name: Kevin Weber
Title: Treasurer
Signature Page to Second Supplemental Indenture

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By: /s/ Nancy Chouanard
Name: Nancy Chouanard
Title: Vice President

Signature Page to Second Supplemental Indenture